UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

NII HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2013, NII International Telecom S.C.A. (the “Issuer”), an indirect wholly-owned subsidiary of NII Holdings, Inc. (the “Company”), completed the issuance of $700 million aggregate principal amount of its 7.875% Senior Notes due 2019 (the “Notes”) in a private offering under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Issuer issued the Notes pursuant to provisions of an indenture, dated as of May 23, 2013 (the “Indenture”), among the Issuer, the Company, as guarantor of the Notes, and Wilmington Trust, National Association, as trustee. The net proceeds from the offering, after deducting discounts, commissions and estimated offering expenses, are expected to be approximately $691.7 million. The Company intends to use the net proceeds from the offering to fund the payment in full of its Mexico bank loan and one of its Brazil bank loans, and the remaining net proceeds to repay or repurchase other Brazil loans that are immaterial in amount.

The description of the Indenture contained in this report is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

The Notes mature on August 15, 2019 and bear interest at a rate of 7.875% per annum. Interest accrues beginning May 23, 2013 and is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2013.

The obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company. The Notes and the guarantees will rank equally in right of payment with all of the Issuer’s and the Company’s existing and future senior unsecured debt, as applicable, and senior in right of payment to all of the Issuer’s and the Company’s subordinated debt, if any, as applicable.

The Issuer may redeem the Notes, in whole or in part, at any time on or after February 15, 2017 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest. Prior to February 15, 2017, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest as described in the Indenture.

Prior to February 15, 2016, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from specified equity offerings by the Company at a redemption price of 107.875% of their principal amount, plus accrued and unpaid interest. The Issuer may, however, only make such redemption if, after any such redemption, at least 65% of the aggregate principal amount of the Notes issued under the indenture remains outstanding.

In addition, if the Company fails to refinance or repay all of the then outstanding 10% Senior Notes due 2016 of NII Capital Corp., the Company’s wholly-owned subsidiary and an indirect parent of the Issuer, on or prior to May 15, 2016, the Issuer will be required to offer to repurchase all of the Notes at par.

If a change of control (as defined in the Indenture) of the Issuer occurs, each holder of Notes may require the Issuer to repurchase all of the holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains covenants that, among other things, restrict the ability of the Issuer and its restricted subsidiaries to:

•	incur additional indebtedness and issue preferred stock;

•	create liens or other encumbrances;

•	place limitations on distributions from restricted subsidiaries;

•	pay dividends, acquire shares of our capital stock, make investments,

•	prepay subordinated indebtedness or make other restricted payments;

•	issue or sell capital stock of restricted subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with affiliates; and

•	merge or consolidate with another entity.

These covenants are subject to a number of important qualifications and exceptions.

The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Notes and the related guarantees have not been registered under the Securities Act. The Issuer offered and sold the Notes to the initial purchasers of the Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Notes either to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act or outside the United States in compliance with Regulation S. The Issuer relied on these exemptions from registration based in part on representations made by the initial purchasers of the Notes. The Notes may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the issuance of the Notes, the Issuer and the Company entered into a registration rights agreement, dated May 23, 2013 (the “Registration Rights Agreement”), with the initial purchasers of the Notes. Under the Registration Rights Agreement, the Issuer and the Company are required to prepare and file with the Securities and Exchange Commission (the “Commission”) an exchange offer registration statement following the issuance of the Notes enabling holders to exchange the Notes for notes having identical terms that are freely tradable, cause the exchange offer registration statement to be declared effective as promptly as possible by the Commission, and consummate the exchange offer within 360 days of the date of issue of the Notes. In certain instances, the Issuer and the Company may also be required to file with the Commission and have declared effective a shelf registration statement with respect to resales of the Notes. If the Issuer and the Company default on their obligations under the Registration Rights Agreement, additional interest, up to a maximum amount of 1.0% per annum, will be payable on the Notes until all such registration defaults are cured. The description of the Registration Rights Agreement contained in this report is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated May 23, 2013, among NII International Telecom S.C.A., NII Holdings, Inc. and Wilmington Trust, National Association.

4.2	Registration Rights Agreement, dated May 23, 2013, among NII International Telecom S.C.A., NII Holdings, Inc. and the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: May 23, 2013	By:	/s/ Shana C. Smith
Shana C. Smith
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated May 23, 2013, among NII International Telecom S.C.A., NII Holdings, Inc. and Wilmington Trust, National Association.

4.2	Registration Rights Agreement, dated May 23, 2013, among NII International Telecom S.C.A., NII Holdings, Inc. and the initial purchasers named therein.